Exhibit 10.10

COMMERCIAL LETTER OF CREDIT AGREEMENT

To: WELLS FARGO BANK, NATIONAL ASSOCIATION

Applicant hereby requests that you, Wells Fargo Bank, National Association (“Wells Fargo”) issue yourself in your name, or at your option through Wells Fargo HSBC Trade Bank, National Association (“Trade Bank”) as your agent in the Trade Bank’s name, one or more commercial letters of credit pursuant to Applications for the issuance of such Credits and the terms and conditions of this Agreement. Each Credit will be issued at Applicant’s request and for its account, and, unless otherwise specifically provided in any Loan Document, at your option. Applicant agrees that the terms and conditions in this Agreement shall apply to each Application and the Credit issued pursuant to each Application, and to transactions under each Application, each Credit and this Agreement. Applicant further agrees that you may in your sole discretion, but without obligation to do so, use, and Applicant hereby authorizes you to use, the Trade Bank as your agent to issue any Credit or to perform any of your obligations or exercise any of your rights under any L/C Document or Loan Document, and if you do so (1) such agent will be your agent having obligations only to you and not to Applicant, (2) the Credits issued through such agent will be considered Credits issued by you pursuant to this Agreement, (3) any of your obligations performed or any of your rights exercised pursuant to, or in connection with, the L/C Documents or Loan Documents by such agent in your name or in such agent’s name shall be deemed obligations performed or rights exercised by you yourself pursuant to, or in connection with, the L/C Documents or Loan Documents, and (4) any collateral heretofore, now or at any time hereafter granted or pledged to you as security for any credit extended to Applicant will also secure all Applicant’s obligations to you under this Agreement and the other L/C Documents.

SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth after each term: “Acceptance” means any time draft drawn or made, or purported to be drawn or made, under any Credit, and accepted for payment by you or by any other bank you specify to accept such time draft for payment. “Acceptance Fee” means the fee, computed at the acceptance fee rate specified by you or specified in any Loan Document, charged by you when each Acceptance is created on the amount of such Acceptance for the time period such Acceptance is to be outstanding. “Agreement” means this Commercial Letter of Credit Agreement as it may be revised or amended from time to time. “Applicant” means collectively each person and/or entity signing this Agreement as Applicant. “Application” means your printed form titled “Application For Commercial Letter of Credit” or any other form acceptable to you on which Applicant applies for the issuance by you of a Credit and/or an application for amendment of a Credit or any combination of such applications, as the context may require. “Beneficiary” means the person or entity named on an Application as the beneficiary or any transferee of such beneficiary. “Collateral” means the Property, together with the proceeds of such Property, securing any or all of Applicant’s obligations and liabilities at any time existing under or in connection with any L/C Document and/or any Loan Document. “Credit” means an instrument or document titled “Irrevocable Commercial Letter of Credit”, “Irrevocable Documentary Credit”, “Commercial Letter of Credit”, or “Documentary Letter of Credit”, or any instrument or document whatever it is titled or whether or not it is titled functioning as a commercial letter of credit, issued under or pursuant to an Application, and all renewals, extensions and amendments of such instrument or document. “Deferred Payment Fee” means the fee, computed at the deferred payment fee rate specified by you or specified in any Loan Document, charged by you on the amount of each Demand presented under a Credit providing for deferred payment of Demands which are not time drafts, which fee will be payable when the Demand is determined by you to comply with such Credit and cover the time period from the date of such determination to the date such Demand is payable. “Delivery Authorization” means any agreement, undertaking, guarantee, indemnity, release, bond, letter, document or authorization given or executed by you, at your option in each case, at Applicant’s or its agent’s request to or in favor of a carrier or other person or entity to permit delivery to Applicant or its agent of Property referred to in or shipped under any Credit. “Demand” means any sight or time draft (before it is accepted), electronic or telegraphic transmission or other written demand drawn or made, or purported to be drawn or made, under or in connection with any Credit. “Document” means any instrument, statement, certificate or other document, including, without limitation, shipping documents, warehouse receipts and policies or certificates of insurance, referred to in or related to any Credit or required by any Credit to be presented with any Demand. “Dollars” means the lawful currency at any time for the payment of public or private debts in the United States of America. “Event of Default” means any of the events set forth in Section 14 of this Agreement. “Expiration Date” means the date any Credit expires. “Guarantor” means any person or entity guaranteeing the payment and/or performance of any or all of Applicant’s obligations under or in connection with any L/C Document and/or any Loan Document. “Holding Company” means any company or other entity directly or indirectly controlling you. “Issuance Fee” means the fee, computed at the issuance fee rate specified by you or specified in any Loan Document, charged by you on the amount of each Credit and on the amount of each increase in a Credit at the time each Credit is issued or increased. “L/C Document” means this Agreement, each Application, each Credit, each Demand, and each Acceptance. “Loan Document” means each and any promissory note, loan agreement, security agreement, pledge agreement, guarantee or other agreement or document executed in connection with, or relating to, any extension of credit under which any Credit is issued. “Maximum Rate” means the maximum amount of interest (as defined by applicable laws), if any, permitted to be paid, taken, reserved, received, collected or charged under applicable laws, as the same may be amended or modified from time to time. “Negotiation Fee” means the fee, computed at the negotiation fee rate specified by you or specified in any Loan Document, charged by you on the amount of each Demand paid or accepted by you or any other bank specified by you when each Demand is paid or accepted. “Payment Office” means the office specified by you or specified in any Loan Document as the office where reimbursements and other payments under or in connection with any L/C Document are to be made by Applicant. “Prime Rate” means the rate of interest most recently announced within Wells Fargo at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. “Property” means all forms of property, whether tangible or intangible, real, personal or mixed. “Rate of Exchange” means Wells Fargo’s then current selling rate of exchange in San Francisco, California for sales of the currency of payment of any Demand or Acceptance, or of any fees or expenses or other amounts payable under this Agreement, for cable transfer to the country of which such currency is the legal tender. “UCP” means the Uniform Customs and Practice for Documentary Credits, an International Chamber of Commerce publication, or any substitution therefor or replacement thereof. “Unpaid and Undrawn Balance” means at any time the entire amount which has not been paid by you under all the Credits issued for Applicant’s account, including, without limitation, the amount of each Demand and Acceptance on which you have not yet effected payment as well as the amount undrawn under all such Credits. “Wells Fargo & Company” means Wells Fargo & Company, a Delaware corporation.

SECTION 2. HONORING DEMANDS AND DOCUMENTS. You may receive, accept and honor, as complying with the terms of any Credit, any Demand and any Documents accompanying such Demand; provided, however, that such Demand and accompanying Documents appear on their face to comply substantially with the provisions of such Credit and are, or appear on their face to be, signed or issued by (a) a person or entity authorized under such Credit to draw, sign or issue such Demand and accompanying Documents, or (b) an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor in interest by operation of law of any such person or entity. Notwithstanding the preceding sentence, (i) in consideration for you giving or executing a Delivery Authorization at your option at any time, you may, in your sole discretion, receive, accept and honor, as complying with the terms of the Credit related to the Delivery Authorization, any Demand and any accompanying Documents which are presented under such Credit and relate to any Property covered by such Delivery Authorization even if such Demand or Document does not conform to the requirements of such Credit, is not otherwise in order, or any other term or condition of such Credit has not been complied with, and (ii) in consideration for you issuing a Credit which, at Applicant’s request and at your option, contains provisions that (A) any Demand made under such Credit will be honored only if and when you receive written notice that the Property referred to in the Documents accompanying such Demand has been inspected and passed and/or released and/or approved by the United States Food and Drug Administration or by any other state or federal government agency or regulatory authority or by any other party or entity, and (B) the accompanying Documents are to be released by you to Applicant or its agent for the purpose of arranging such inspection against Applicant’s or its agent’s signing a receipt for such Documents, you may in your sole discretion honor and accept such Demand and Documents as complying with the terms of such Credit without having received written notice that such Property has been inspected and passed and/or released and/or approved as aforesaid (1) if such Demand and accompanying Documents appear on their face to comply substantially with all other terms of such Credit, or Applicant has waived any failure of such Demand or Documents to comply with the terms of such Credit, and (2) if neither Applicant nor its agent promptly signs such a receipt in form and substance acceptable to you, complies with all the terms of such receipt, and arranges such inspection of such Property.

SECTION 3. REIMBURSEMENT FOR PAYMENT OF DEMANDS AND ACCEPTANCES. Applicant shall reimburse you for all amounts paid by you on each Demand and on each Acceptance, including, without limitation, all such amounts paid by you to any paying, accepting, negotiating or other bank. If in connection with the issuance of any Credit, you agree to pay any other bank the amount of any payment or negotiation made by such other bank under such Credit upon your receipt of a cable, telex or other written telecommunication advising you of such payment or negotiation, or authorize any other bank to debit your account for the amount of such payment or negotiation, Applicant agrees to reimburse you for all such amounts paid by you, or debited to your account with such other bank, even if any Demand or Document specified in such Credit fails to arrive in whole or in part or if, upon the arrival of any such Demand or Document, the terms of such Credit have not been complied with or such Demand or Document does not conform to the requirements of such Credit or is not otherwise in order.

1 of 7

SECTION 4. FEES AND EXPENSES. Applicant agrees to pay to you (a) all Issuance Fees, Negotiation Fees, Acceptance Fees, Deferred Payment Fees, cable fees, amendment fees, non-usance fees, and cancellation fees of, and all out-of-pocket expenses incurred by, you under or in connection with any L/C Document, and (b) all fees and charges of banks or other entities other than you under or in connection with any L/C Document if any Application (i) does not indicate who will pay such fees and charges, (ii) indicates that such fees and charges are to be paid by Applicant, or (iii) indicates that such fees and charges are to be paid by the Beneficiary and the Beneficiary does not, for any reason whatsoever, pay such fees or charges. If you give or execute a Delivery Authorization, Applicant agrees to pay your Delivery Authorization charges. There shall be no refund of any portion of any Issuance Fee in the event any Credit is used, reduced, amended, modified or terminated before its Expiration Date or of any portion of any Acceptance Fee or Deferred Payment Fee if any Acceptance or deferred payment Demand is reimbursed by Applicant before it matures.

SECTION 5. DEFAULT INTEREST. Unless otherwise specified in any Loan Document, or on an Application and agreed to by you, all amounts to be reimbursed by Applicant to you, and all fees and expenses to be paid by Applicant to you, and all other amounts due from Applicant to you under or in connection with any L/C Documents, will bear interest (to the extent permitted by law), payable on demand, from the date you paid the amounts to be reimbursed or the date such fees, expenses and other amounts were due until such amounts are paid in full, at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) which is the lesser of (a) two percent (2%) above the Prime Rate in effect from time to time, or (b) the Maximum Rate.

SECTION 6. TIME AND METHOD OF REIMBURSEMENT AND PAYMENT. Unless otherwise specified in this Section, in any Loan Document, or on an Application and agreed to by you, all amounts to be reimbursed by Applicant to you, all fees and expenses to be paid by Applicant to you, and all interest and other amounts due to you from Applicant under or in connection with any L/C Documents will be reimbursed or paid at the Payment Office in Dollars in immediately available funds without setoff or counterclaim (i) on demand or, (ii) at your option by your debiting any of Applicant’s accounts with you, with each such debit being made without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Applicant. Each such debit will be made at the time each Demand is paid by you or on the maturity of each Acceptance or, if earlier, at the time each amount is paid by you to any paying, accepting, negotiating or other bank, or at the time each fee and expense is to be paid or any interest or other amount is due under or in connection with any L/C Documents. If any Demand or Acceptance or any fee, expense, interest or other amount payable under or in connection with any L/C Documents is payable in a currency other than Dollars, Applicant agrees to reimburse you for all amounts paid by you on such Demand and on such Acceptance, and/or to pay you all such fees, expenses, interest and other amounts, in one of the three following ways, as determined by you in your sole discretion in each case: (a) at such place as you shall direct, in such other currency; or (b) at the Payment Office in the Dollar equivalent of the amount of such other currency calculated at the Rate of Exchange on the date determined by you in your sole discretion; or (c) at the Payment Office in the Dollar equivalent, as determined by you (which determination shall be deemed correct absent manifest error), of such fees, expenses, interest or other amounts or of the actual cost to you of paying such Demand or Acceptance. Applicant assumes all political, economic and other risks of disruptions or interruptions in any currency exchange.

SECTION 7. AGREEMENTS OF APPLICANT. Applicant agrees that (a) unless otherwise specifically provided in any Loan Document, you shall not be obligated at any time to issue any Credit for Applicant’s account; (b) unless otherwise specifically provided in any Loan Document, if any Credit is issued by you for Applicant’s account, you shall not be obligated to issue any further Credit for Applicant’s account or to make other extensions of credit to Applicant or in any other manner to extend any financial consideration to Applicant; (c) you have not given Applicant any legal or other advice with regard to any L/C Document or Loan Document; (d) if you at any time discuss with Applicant the wording for any Credit, any such discussion will not constitute legal or other advice by you or any representation or warranty by you that any wording or Credit will satisfy Applicant’s needs; (e) Applicant is responsible for the wording of each Credit, including, without limitation, any drawing conditions, and will not rely on you in any way in connection with the wording of any Credit or the structuring of any transaction related to any Credit; (f) Applicant, and not you, is responsible for entering into the contracts relating to the Credits between Applicant and the Beneficiaries and for causing Credits to be issued; (g) you may, as you deem appropriate, modify or alter and use in any Credit the terminology contained on the Application for such Credit; (h) unless the Application for a Credit specifies whether the Documents to be presented with a Demand under such Credit must be sent to you in one parcel or in two parcels or may be sent to you in any number of parcels, you may, if you so desire, make such determination and specify in the Credit whether such Documents must be sent in one parcel or two parcels or may be sent in any number of parcels; (i) you shall not be deemed Applicant’s agent or the agent of any Beneficiary or any other user of any Credit, and neither Applicant, nor any Beneficiary nor any other user of any Credit shall be deemed your agent; (j) Applicant will promptly examine all Documents and each Credit if and when they are delivered to Applicant and, in the event of any claim of noncompliance of any Documents or any Credit with Applicant’s instructions or any Application, or in the event of any other irregularity, Applicant will promptly notify you in writing of such noncompliance or irregularity, Applicant being conclusively deemed to have waived any such claim of noncompliance or irregularity unless such notice is promptly given; (k) all directions and correspondence relating to any L/C Document are to be sent at Applicant’s risk; (l) if any Credit has a provision concerning the automatic extension of its Expiration Date, you may, at your sole option, give notice of nonrenewal of such Credit and if Applicant does not at any time want such Credit to be renewed Applicant will so notify you at least fifteen (15) calendar days before you are to notify the Beneficiary of such Credit or any advising bank of such nonrenewal pursuant to the terms of such Credit; (m) Applicant will not seek to obtain, apply for, or acquiesce in any temporary or permanent restraining order, preliminary or permanent injunction, permanent injunction or any other pretrial or permanent injunctive or similar relief, restraining, prohibiting or enjoining you, any of your correspondents or any advising, confirming, negotiating, paying, accepting or other bank from paying or negotiating any Demand or creating or paying any Acceptance or honoring any other obligation under or in connection with any Credit; and (n) except for Applicant’s obligations specifically affected by those actions or failures to act referred to in subsections (ii) and (vii) of this Section 7(n) which you have performed or approved or accepted, Applicant’s obligations under or in connection with each L/C Document and Loan Document shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of each such L/C Document and Loan Document under all circumstances whatsoever, including, without limitation, the following circumstances, the circumstances listed in Section 13(b) through (dd) of this Agreement, and any other event or circumstance similar to such circumstances: (i) any lack of validity or enforceability of any L/C Document, any Loan Document, any Document or any agreement relating to any of the foregoing; (ii) any amendment of or waiver relating to, or any consent to or departure from, any L/C Document, any Loan Document or any Document; (iii) any release or substitution at any time of any Property held as Collateral; (iv) your failure to deliver to Applicant any Document you have received with a drawing under a Credit because doing so would, or is likely to, violate any law, rule or regulation of any government authority; (v) the existence of any claim, set-off, defense or other right which Applicant may have at any time against you or any Beneficiary (or any person or entity for whom any Beneficiary may be acting) or any other person or entity, whether under or in connection with any L/C Document, any Loan Document, any Document or any Property referred to in or related to any of the foregoing or under or in connection with any unrelated transaction; (vi) any breach of contract or other dispute between or among any two or more of you, Applicant, any Beneficiary, any transferee of any Beneficiary, any person or entity for whom any Beneficiary or any transferee of any Beneficiary may be acting, or any other person or entity; or (vii) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by you with or without notice to Applicant, or Applicant’s approval, in respect of any of Applicant’s indebtedness or other obligations to you under or in connection with any L/C Document or any Loan Document.

SECTION 8. COMPLIANCE WITH LAWS AND REGULATIONS. Applicant represents and warrants to you that no Application, Credit or transaction under any Application and/or Credit will contravene any law or regulation of the government of the United States or any state thereof. Applicant agrees (a) to comply with all federal, state and foreign exchange regulations and other government laws and regulations now or hereafter applicable to any L/C Document, to any payments under or in connection with any L/C Document, to each transaction under or in connection with any L/C Document, or to the import, export, shipping or financing of the Property referred to in or shipped under or in connection with any Credit, and (b) to reimburse you for such amounts as you may be required to expend as a result of such laws or regulations, or any change therein or in the interpretation thereof by any court or administrative or government authority charged with the administration of such laws or regulations.

SECTION 9. TAXES, RESERVES AND CAPITAL ADEQUACY REQUIREMENTS. In addition to, and notwithstanding any other provision of any L/C Document or any Loan Document, in the event that any law, treaty, rule, regulation, guideline, request, order, directive or determination (whether or not having the force of law) of or from any government authority, including, without limitation, any court, central bank or government regulatory authority, or any change therein or in the interpretation or application thereof, (a) does or shall subject you to any tax of any kind whatsoever with respect to the L/C Documents, or change the basis of taxation of payments to you of any amount payable thereunder (except for changes in the rate of tax on your net income); (b) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any of your offices; (c) does or shall impose, modify or hold applicable any capital adequacy requirements (whether or not having the force of law); or (d) does or shall impose on you any other condition; and the result of any of the foregoing is (i) to increase the cost to you of issuing or maintaining any Credit or of performing any transaction under any L/C Document, (ii) to reduce any amount receivable by you under any L/C Document, or (iii) to reduce the rate of return on your capital or the capital of the Holding Company to a level below that which you or the Holding Company could have achieved but for any imposition, modification or application of any capital adequacy requirement (taking into consideration your policy and the policy of the Holding Company, as the case may be, with respect to capital adequacy), and any such increase or reduction is material (as determined by you or the Holding Company, as the case may be, in your or the Holding

2 of 7

Company’s sole discretion); then, in any such case, Applicant agrees to pay to you or the Holding Company, as the case may be, such amount or amounts as may be necessary to compensate you or the Holding Company for (A) any such additional cost, (B) any reduction in the amount received by you under any L/C Document, or (C) to the extent allocable (as determined by you or the Holding Company, as the case may be, in your or the Holding Company’s sole discretion) to any L/C Document, any reduction in the rate of return on your capital or the capital of the Holding Company.

SECTION 10. COLLATERAL. In addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to you under any Loan Document as security for any or all of Applicant’s obligations and liabilities to you at any time existing under or in connection with any L/C Document or any Loan Document, Applicant grants to you a security interest in and to the following Collateral, whether or not any such Collateral is in your possession or control or the possession or control of your agents or correspondents or in transit to, or set apart for, you or your agents or correspondents: (a) with respect to each Credit and until such time as all Applicant’s obligations and liabilities to you at any time existing under or in connection with each Credit and the L/C Documents and Loan Documents related to such Credit have been fully paid and discharged, all as security for such obligations and liabilities, (i) all Property referred to in, or at any time shipped under or pursuant to, or in any way related to, each Credit or to any Demand made or Acceptance created under each Credit, whether or not you receive the Documents covering such Property or release such Documents to Applicant on trust or bailee receipt or otherwise, (ii) all Documents accompanying any Demand made under each Credit, and (iii) all the proceeds of the Property and the Documents referred to in subsections (i) and (ii) of this Section 10(a), and (b) with respect to all the Credits and until such time as all Applicant’s obligations and liabilities to you at any time existing under or in connection with each L/C Document and each Loan Document have been fully paid and discharged, all as security for such obligations and liabilities, (i) all Applicant’s property, claims, demands, right, title and interest in and to the balance of each of Applicant’s deposit accounts with you now or at any time hereafter existing, and all evidences of such deposit accounts, (ii) all Property belonging to Applicant or in which it may have an interest, now or at any time hereafter delivered, conveyed, transferred, assigned, pledged or paid to you or your agents or correspondents in any manner whatsoever, whether as security or for safekeeping or otherwise, including, without limitation, any items received for collection or transmission, and the proceeds of such items, whether or not such Property is in whole or in part released to Applicant on trust or bailee receipt or otherwise, and (iii) where Applicant is more than one person or entity, all right, title and interest of each of Applicants in and to all the Property which any of Applicants may now or hereafter obtain as security for the obligations of any one or more of Applicants to one or more of the others of Applicants arising under or in connection with the transaction to which any Credit relates. Further, in addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to you under any Loan Document as security for any or all of Applicant’s obligations and liabilities to you at any time existing under or in connection with any L/C Document or any Loan Document, Applicant agrees to deliver, convey, transfer and assign to you on demand, as security, Property of a value and character satisfactory to you, (A) if you at any time feel insecure about Applicant’s ability or willingness to repay any amounts which you have paid or may pay in the future on any Demand or Acceptance or in honoring any other of your obligations under or in connection with any Credit, or (B) without limiting the generality of the foregoing, if any temporary or permanent restraining order, preliminary or permanent injunction, or any other pretrial or permanent injunctive or similar relief is obtained restraining, prohibiting or enjoining you, any of your correspondents, or any advising, confirming, negotiating, paying, accepting or other bank from paying or negotiating any Demand or creating or paying any Acceptance or honoring any other obligation under or in connection with any Credit. Applicant agrees that the receipt by you or any of your agents or correspondents at any time of any kind of security, including, without limitation, cash, shall not be deemed a waiver of any of your rights or powers under this Agreement. Applicant agrees to sign and deliver to you on demand, all such deeds of trust, security agreements, financing statements and other documents as you shall at any time request which are necessary or desirable (in your sole opinion) to grant to you an effective and perfected security interest in and to any or all of the Collateral. Applicant agrees to pay all filing and recording fees related to the perfection of any security interest granted to you in accordance with this Section. Applicant hereby agrees that any or all of the Collateral may be held and disposed of as provided in this Agreement by you. Upon any transfer, sale, delivery, surrender or endorsement of any Document or Property which is or was part of the Collateral, Applicant will indemnify and hold you and your agents and correspondents harmless from and against each and every claim, demand, action or suit which may arise against you or any of your agents or correspondents by reason of such transfer, sale, delivery, surrender or endorsement.

SECTION 11. LICENSES AND INSURANCE FOR PROPERTY. Applicant shall (a) procure promptly any necessary import, export or other licenses for the import, export or shipping of the Property referred to in or shipped under, pursuant to or in connection with any Credit; (b) furnish such instruments, certificates and other documents as you may at any time require with respect to such import, export or other licenses and with respect to Applicant’s compliance with all federal, state and foreign government laws, regulations, guidelines, requests, directives and/or determinations with regard to the import, export, shipping and financing of the Property referred to in, or shipped under, pursuant to, or in connection with, any Credit; (c) keep such Property adequately covered by insurance in amounts, against risks, and with companies satisfactory to you; (d) make the loss or adjustment, if any, under these policies or certificates of insurance payable to you; (e) require the insurers under these policies or certificates of insurance to give you 30 days written notice of any change in, or termination of, the insurance; (f) assign the policies or certificates of insurance to you at your option; and (g) furnish to you, upon your demand, evidence of such insurance and/or evidence of acceptance by the insurers of the assignment of such policies or certificates of insurance. Should the insurance on any Property referred to in or shipped under, pursuant to or in connection with any Credit for any reason be unsatisfactory to you, you may, at Applicant’s expense, obtain insurance satisfactory to you.

SECTION 12. INDEMNIFICATION. Except to the extent any of the following are caused by your lack of good faith, gross negligence, willful misconduct, failure to honor any Demand presented under any Credit when such Demand and its accompanying Documents appear on their face to comply strictly with the terms of such Credit, or honor of any Demand under a Credit when such Demand and its accompanying Documents do not appear on their face to comply substantially with the terms of such Credit, Applicant agrees, notwithstanding any other provision of this Agreement, to reimburse and indemnify you for (a) all amounts paid by you to any person or entity under or in connection with any Delivery Authorization, and (b) all damages, losses, liabilities, actions, claims, suits, penalties, judgments, obligations, costs or expenses, of any kind whatsoever and howsoever caused, including, without limitation, attorneys’ fees and interest, paid, suffered or incurred by, or imposed upon, you directly or indirectly arising out of or in connection with (i) any L/C Document, any Loan Document, any Document or any Property referred to in or related to any Credit; (ii) Applicant’s failure to comply with any of its obligations under this Agreement; (iii) the issuance of any Credit; (iv) the transfer of any Credit; (v) any Delivery Authorization; (vi) the collection of any amounts Applicant owes to you under or in connection with any L/C Document or any Loan Document; (vii) the foreclosure against, or other enforcement of, any Collateral; (viii) the protection, exercise or enforcement of your rights and remedies under or in connection with any L/C Document or any Loan Document; (ix) any court decrees or orders, including, without limitation, temporary or permanent restraining orders, preliminary or permanent injunctions, or any other pretrial or permanent injunctive or similar relief, restraining, prohibiting or enjoining or seeking to restrain, prohibit or enjoin you, any of your correspondents or any advising, confirming, negotiating, paying, accepting or other bank from paying or negotiating any Demand or creating or paying any Acceptance or honoring any other obligation under or in connection with any Credit; or (x) any Credit being governed by laws or rules other than the UCP in effect on the date such Credit is issued. The indemnity provided in this Section will survive the termination of this Agreement and the expiration or cancellation of any or all the Credits. Without limiting any provision of this Agreement, it is the express intention of the parties to this Agreement that the indemnity contained in this Section shall apply to each person to be indemnified without regard to the sole or contributory negligence of such person.

SECTION 13. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, neither you nor any of your agents or correspondents will have any liability to Applicant for any action, neglect or omission under or in connection with any L/C Document, Loan Document or Credit, including, without limitation, the issuance or any amendment of any Credit, the failure to issue or amend any Credit, or the honoring or dishonoring of any Demand under any Credit, and such action or neglect or omission will bind Applicant, except to the extent any such action or neglect or omission is caused by, or arises from, your lack of good faith, gross negligence, willful misconduct, failure to honor any Demand presented under any Credit when such Demand and its accompanying Documents appear on their face to comply strictly with the terms of such Credit, or honor of any Demand under a Credit when such Demand and its accompanying Documents do not appear on their face to comply substantially with the terms of such Credit. Notwithstanding any other provision of any L/C Document, but without in any way affecting, except as specifically provided in this sentence, your obligation under this Agreement to honor any Demand presented under any Credit when such Demand and its accompanying Documents appear on their face to comply strictly with the terms of such Credit and to dishonor any Demand under a Credit when such Demand and its accompanying Documents do not appear on their face to comply substantially with the terms of such Credit, in no event shall you or your officers or directors be liable or responsible for the following, regardless of whether any claim is based on contract or tort (a) any special, consequential, indirect or incidental damages, including, without limitation, lost profits, arising out of or in connection with the issuance of any Credit or any action taken or not taken by you in connection with any L/C Document, any Loan Document, or any Document or Property referred to in or related to any Credit; (b) the honoring of any Demand or Acceptance in accordance with any order or directive of any court or government or regulatory body or entity requiring such honor despite any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting

3 of 7

or enjoining such honor; (c) the dishonoring of any Demand or Acceptance in accordance with any legal or other restriction in force at the time and in the place of presentment, payment or acceptance; (d) verifying the existence or reasonableness of any act or condition referenced, or any statement made, in connection with any drawing or presentment under any Credit; (e) the use which may be made of any Credit; (f) the validity of any purported transfer of any Credit or the identity of any purported transferee of any Beneficiary; (g) any acts or omissions of any Beneficiary or any other user of any Credit; (h) the existence, character, quality, quantity, condition, packing, value or delivery of the Property referred to in or related to any Credit or purporting to be represented by any Document; (i) any difference in the character, quality, quantity, condition or value of the Property referred to in or related to any Credit or purporting to be represented by any Document from that expressed in any Credit or any Document; (j) the time, place, manner or order in which shipment is made of, or the failure or omission to ship, or the partial or incomplete shipment of, any or all of the Property referred to in or related to any Credit or any Document; (k) the form, validity, sufficiency, correctness, genuineness or legal effect of any Demand or any Document, or of any signatures or endorsements on any Demand or Document, even if any Demand or any Document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (l) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with any Document or any Property referred to in or related to any Credit or the shipping of any such Property; (m) any delay in giving or failure to give any notice, including, without limitation, notice of arrival of any Property referred to in or related to any Credit or any Document; (n) any delay in arrival or failure to arrive of any Property referred to in or related to any Credit or any Document; (o) any breach of contract between the shippers or vendors and the consignees or buyers; (p) the character, adequacy, validity or genuineness of any insurance or the solvency or responsibility of any insurer of any risk; (q) the solvency of any person or entity issuing any Document or the responsibility of any such person or entity for, or the relationship of any such person or entity to, any Property referred to in or related to any Document; (r) payment or acceptance by you of any Demand when the Demand and any accompanying Documents appear on their face to comply substantially with the terms of the Credit to which they relate or dishonor by you of any Demand when the Demand and any accompanying Documents do not strictly comply on their face with the terms of the Credit to which they relate; (s) the failure of any Demand or Document to bear any reference or adequate reference to the Credit to which it relates; (t) the failure of any Document to accompany any Demand; (u) the failure of any person or entity to note the amount of any Demand on the Credit to which it relates or on any Document; (v) the failure of any person or entity to surrender or take up any Credit; (w) the failure of any Beneficiary to comply with the terms of any Credit or to meet the obligations of such Beneficiary to Applicant; (x) the failure of any person or entity to send or forward Documents if and as required by the terms of any Credit; (y) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, cable, telegraph, wireless or otherwise, whether or not they are in cipher; (z) any notice of nonrenewal of a Credit sent by you not being received on time or at any time by the Beneficiary of such Credit; (aa) any inaccuracies in the translation of any messages, directions or correspondence; (bb) any Beneficiary’s use of the proceeds of any Demand or Acceptance; (cc) any Beneficiary’s failure to repay to you or Applicant the proceeds of any Demand or Acceptance if the terms of any Credit require such repayment; or (dd) any act, error, neglect, default, negligence, gross negligence, omission, willful misconduct, lack of good faith, insolvency or failure in business of any of your agents or correspondents or of any advising, confirming, negotiating, paying, accepting or other bank. Except to the extent caused by, or arising from, your lack of good faith, gross negligence, willful misconduct, failure to honor any Demand presented under any Credit when such Demand and its accompanying Documents appear on their face to comply strictly with the terms of such Credit, or honor of any Demand under a Credit when such Demand and its accompanying Documents do not appear on their face to comply substantially with the terms of such Credit, the occurrence of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of your rights or powers under this Agreement or any Loan Document or Applicant’s obligation to make reimbursement or payment to you under this Agreement or any Loan Document. The provisions of this Section will survive the termination of this Agreement and any Loan Documents and the expiration or cancellation of any or all the Credits.

SECTION 14. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: (a) Applicant’s or any Guarantor’s failure to pay any principal, interest, fee or other amount when due under or in connection with any L/C Document or any Loan Document; (b) Applicant’s failure to deliver to you Property of a value and character satisfactory to you at any time you have demanded security from Applicant pursuant to Section 10 of this Agreement; (c) the occurrence and continuance of any default or defined event of default under any Loan Document or any other agreement, document or instrument signed or made by Applicant or any Guarantor in your favor; (d) Applicant’s or any Guarantor’s failure to perform or observe any term, covenant or agreement contained in this Agreement or any Loan Document (other than those referred to in subsections (a), (b) and (c) of this Section), or the breach of any other obligation owed by Applicant or any Guarantor to you, and any such failure or breach shall be impossible to remedy or shall remain unremedied for thirty (30) calendar days after such failure or breach occurs; (e) any representation, warranty or certification made or furnished by Applicant or any Guarantor under or in connection with any L/C Document, any Loan Document or any Collateral, or as an inducement to you to enter into any L/C Document or Loan Document or to accept any Collateral, shall be materially false, incorrect or incomplete when made; (f) any material provision of this Agreement or any Loan Document shall at any time for any reason cease to be valid and binding on Applicant or any Guarantor or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Applicant, any Guarantor or any government agency or authority, or Applicant or any Guarantor shall deny that it has any or further liability or obligation under this Agreement or any Loan Document; (g) Applicant’s or any Guarantor’s failure to pay or perform when due any indebtedness or other obligation Applicant or such Guarantor has to any person or entity other than you if such failure gives the payee of such indebtedness or the beneficiary of the performance of such obligation the right to accelerate the time of payment of such indebtedness or the performance of such obligation; (h) any guarantee of, or any security covering, any of Applicant’s indebtedness to you arising under or in connection with any L/C Document or any Loan Document fails to be in full force and effect at any time; (i) any material adverse change in Applicant’s or any Guarantor’s financial condition; (j) Applicant or any Guarantor suspends the transaction of its usual business or is expelled or suspended from any exchange; (k) Applicant or any Guarantor dies or is incapacitated; (l) Applicant or any Guarantor dissolves or liquidates; (m) Applicant or any Guarantor is not generally paying its debts as they become due; (n) Applicant or any Guarantor becomes insolvent, however such insolvency may be evidenced, or Applicant or any Guarantor makes any general assignment for the benefit of creditors; (o) a petition is filed by or against Applicant or any Guarantor seeking Applicant’s or such Guarantor’s liquidation or reorganization under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or a similar action is brought by or against Applicant or any Guarantor under any federal, state or foreign law; (p) a proceeding is instituted by or against Applicant or any Guarantor for any relief under any bankruptcy, insolvency or other law relating to the relief of debtors, reorganization, readjustment or extension of indebtedness or composition with creditors; (q) a custodian or a receiver is appointed for, or a writ or order of attachment, execution or garnishment is issued, levied or made against, any of Applicant’s or any Guarantor’s Property or assets; (r) an application is made by any of Applicant’s or any Guarantor’s judgment creditors for an order directing you to pay over money or to deliver other of Applicant’s or such Guarantor’s Property; or (s) any government authority or any court takes possession of any substantial part of Applicant’s or any Guarantor’s Property or assets or assumes control over Applicant’s or any Guarantor’s affairs.

SECTION 15. REMEDIES. Upon the occurrence and continuance of any Event of Default all amounts paid by you on any Demand or Acceptance which have not previously been repaid to you, together with all interest on such amounts, and the Unpaid and Undrawn Balance, if any, shall automatically be owing by Applicant to you and shall be due and payable by Applicant on demand without presentment or any other notice of any kind, including, without limitation, notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate, or notice of acceleration, all of which are expressly waived by Applicant. Upon payment of the Unpaid and Undrawn Balance to you Applicant shall have no further legal or equitable interest therein, and you will not be required to segregate on your books or records the Unpaid and Undrawn Balance paid by Applicant. After you receive the Unpaid and Undrawn Balance, you agree to pay to Applicant, upon termination of all of your liability under all the Credits, Demands and Acceptances, a sum equal to the amount which has not been drawn under all the Credits less all amounts due and owing to you from Applicant under or in connection with the L/C Documents and the Loan Documents. Further, upon the occurrence and continuance of any Event of Default, you may sell immediately, without demand for payment, advertisement or notice to Applicant, all of which are hereby expressly waived, any and all Collateral, received or to be received, at private sale or public auction or at brokers’ board or upon any exchange or otherwise, at your option, in such parcel or parcels, at such times and places, for such prices and upon such terms and conditions as you may deem proper, and you may apply the net proceeds of each sale, together with any sums due from you to Applicant, to the payment of any and all obligations and liabilities due from Applicant to you under or in connection with the L/C Documents and the Loan Documents, all without prejudice to your rights against Applicant with respect to any and all such obligations and liabilities which may be or remain unpaid. If any such sale be at brokers’ board or at public auction or upon any exchange, you may yourself be a purchaser at such sale free from any right of redemption, which Applicant hereby expressly waive and release. All your rights and remedies existing under the L/C Documents and the Loan Documents are in addition to, and not exclusive of, any rights or remedies otherwise available to you under applicable law. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, Applicant hereby authorizes you at any time or from time to time, without notice to Applicant or to any other person (any such notice being hereby expressly waived by Applicant) and to the extent permitted by law, to appropriate and to apply any and all Applicant’s deposits (general or special, including, without limitation, indebtedness evidenced by certificates of deposit) with you or elsewhere, whether matured or unmatured, and any other indebtedness at any time held or owing by you to or for Applicant’s credit

4 of 7

or its account, against and on account of Applicant’s obligations and liabilities to you under or in connection with any of the L/C Documents or the Loan Documents, irrespective of whether or not you shall have made any demand for payment of any or all such obligations and liabilities or declared any or all such obligations and liabilities to be due and payable, and although any or all such obligations and liabilities shall be contingent or unmatured.

SECTION 16. GENERAL WAIVERS. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by you under any L/C Document or any Loan Document shall impair your rights or powers under this Agreement or any Application. You shall not be deemed to have waived any of your rights under this Agreement or any Application unless such waiver is in writing signed by your authorized representative. No such waiver, unless expressly provided therein, shall be effective as to any transactions which occur subsequent to the date of such waiver or as to the continuance of any Event of Default after such waiver.

SECTION 17. AMENDMENTS AND MODIFICATIONS TO THIS AGREEMENT AND THE CREDITS. No amendment or modification of this Agreement shall be effective unless it is in writing signed by Applicant’s and your authorized representative(s). At Applicant’s verbal or written request, or with Applicant’s verbal or written consent, and without extinguishing or otherwise affecting Applicant’s obligations under this Agreement or any Loan Document, you may with respect to any Credit, in writing or by any other action, but you will not be obligated to, (a) increase the amount of such Credit, (b) extend the time for, and amend or modify the terms and conditions governing, the making and honoring of any Demand, Acceptance or Document or any other terms and conditions of such Credit, or (c) waive the failure of any Demand or Document to comply with the terms of such Credit, and any Collateral pledged or granted to you in connection with such Credit will secure Applicant’s obligations to you with respect to such Credit as amended, modified or waived. No amendment to, or modification of, the terms of any Credit will become effective if the Beneficiary of such Credit or any confirming bank objects to such amendment or modification. If any Credit is amended or modified in accordance with this Section, Applicant shall be bound by, and obligated under, the provisions of this Agreement with respect to such Credit as so amended or modified, and any action taken by you or any advising, confirming, negotiating, paying, accepting or other bank in accordance with such amendment or modification.

SECTION 18. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement and each Application shall bind Applicant’s heirs, executors, administrators, successors and assigns, and all rights, benefits and privileges conferred on you under or in connection with each L/C Document and each Loan Document shall be and hereby are extended to, conferred upon and may be enforced by your successors and assigns. Applicant will not assign this Agreement or Applicant’s obligations or liabilities to you under or in connection with any L/C Document or Loan Document to any person or entity without your prior written approval.

SECTION 19. GOVERNING LAW. This Agreement and each Application, and Applicant’s and your performance under this Agreement and each Application, shall be governed by and be construed in accordance with the laws of the State of California. Unless you otherwise specifically agree in writing, each Credit, the opening of each Credit, the performance by you under each Credit, and the performance by the Beneficiary and any advising, confirming, negotiating, paying, accepting or other bank under each Credit, shall be governed by and be construed in accordance with the UCP in force on the date of the issuance of each Credit.

SECTION 20. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any L/C Document may, at your sole option, be brought in (a) the courts of the State of California, (b) the United States District Courts in California, (c) the courts of Applicant’s jurisdiction of incorporation or principal office, or (d) the courts of the jurisdiction where any Beneficiary, any advising, confirming, negotiating, paying, accepting or other bank, or any other person or entity has brought any suit, action or proceeding against you with respect to any Credit, any Demand or any Acceptance, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. Applicant will accept joinder in any suit, action or proceeding brought in any court or jurisdiction against you by any Beneficiary, any advising, confirming, negotiating, paying, accepting or other bank or any other person or entity with respect to any Credit, any Demand or any Acceptance. Applicant irrevocably waives any objection, including, without limitation, any objection of the laying of venue or any objection based on the grounds of forum non conveniens, which Applicant may now or hereafter have to the bringing of any such action or proceeding. Applicant further waives any right to transfer or change the venue of any suit, action or proceeding brought against Applicant by you under or in connection with any L/C Document. Applicant irrevocably consents to the service of process in any action or proceeding in any court by the mailing of copies thereof by registered or certified mail, postage prepaid, to Applicant at its address specified next to its signature on this Agreement or at such other address as Applicant shall have notified to you in writing, such service to be effective ten (10) days after such mailing.

SECTION 21. GOVERNING LAW AND DISPUTES RESOLVED AS PROVIDED IN THE LOAN DOCUMENTS. Notwithstanding any provision to the contrary in this Agreement, if any Credit governed by this Agreement is issued under or pursuant to any Loan Document, the law governing such Loan Document will also govern this Agreement and each Application and Applicant’s and your performance under this Agreement and each Application, and all disputes arising between Applicant and you under or in connection with any L/C Document will be resolved as provided in such Loan Document, unless any such dispute is brought by, or involves, the Beneficiary of such Credit, or any advising, confirming, negotiating, paying, accepting or other bank, or any other person or entity other than Applicant, and results in legal action different from the form of action provided in such Loan Document. If pursuant to this Section Texas law governs this Agreement, the special Texas provisions at the end of this Agreement will apply.

SECTION 22. MULTIPLE APPLICANTS AND WAIVERS. If this Agreement is signed by more than one person and/or entity as an Applicant, this Agreement and the Applications of each such person and/or entity shall be the joint and several agreement of all such persons and/or entities and all references to “Applicant” or “Applicant’s” in this Agreement and the Applications shall refer to all such persons and/or entities jointly and severally. You shall have no obligation to disclose to any Applicant any information or material about any other Applicant or any other person which you acquire in any manner. Each Applicant waives any right to require you to proceed against any other Applicant or any other person, or marshal assets or proceed against or exhaust any security held from any other Applicant or any other person. Each Applicant waives any defense to its liability in connection with any Credit or this Agreement based upon or arising by reason of (a) any defense of any other Applicant or any other person; (b) the cessation or limitation from any cause whatsoever, other than payment in full of such Applicant’s obligations under this Agreement, of the liability of any other Applicant or of any other person in connection with any Credit or this Agreement; (c) any act or omission by you which directly or indirectly results in or aids the release or discharge of any other Applicant or any other person by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies you may have against any other Applicant or any other person, including, without limitation, the release by you of any Guarantor or other person obligated in connection with any Credit or this Agreement; (d) the release of any security for any indebtedness owed to you in connection with any Credit or this Agreement; (e) the application of payments received by you from any other Applicant or any other person obligated in connection with any Credit or this Agreement to indebtedness of such other Applicant or other person to you other than indebtedness in connection with any Credit or this Agreement, and (f) any modification of the obligations or liabilities of any other Applicant or any other person in connection with any Credit or this Agreement. Each Applicant waives all rights and defenses it may have arising out of (A) any election of remedies by you, even though that election of remedies destroys such Applicant’s rights of subrogation or its rights to proceed against any other Applicant or any other person for reimbursement, or (B) any loss of rights such Applicant may suffer by reason of any rights, powers or remedies of any other Applicant or other person in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any such other Applicant’s or other person’s indebtedness in connection with any Credit or this Agreement, whether by operation of law or otherwise. Until all indebtedness of each Applicant to you arising under or in connection with this Agreement or any Credit shall have been paid in full, each Applicant waives any right of subrogation and any right to enforce any remedy which you now have or may hereafter have against any other Applicant or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by you. If any waiver in this Agreement is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

SECTION 23. SEVERABILITY. Any provision of any L/C Document which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of such L/C Document and all the other L/C Documents shall remain valid.

SECTION 24. HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

SECTION 25. COMPLETE AGREEMENT. The entire agreement with respect to each Credit will consist of this Agreement and the Application for such Credit, together with any written document or instrument signed by Applicant and you, or signed by Applicant and approved by you, which specifically references such Credit, the Application for such Credit, or this Agreement. Except as specifically provided in this Agreement, in any Application or in any written document or instrument referred to in the preceding sentence, no statements or representations not contained in this Agreement, such Application or such written document or instrument shall have any force or effect on this Agreement, such Application or such written document or instrument.

5 of 7

UNLESS ANY CREDIT GOVERNED BY THIS AGREEMENT IS ISSUED UNDER OR PURSUANT TO A LOAN DOCUMENT WHICH DOES NOT HAVE TEXAS GOVERNING LAW, IF THE APPLICANT’S ADDRESS BELOW IS IN TEXAS, OR IF THE APPLICANT’S HEADQUARTERS OR PRINCIPAL PLACE OF BUSINESS IS IN TEXAS, THE FOLLOWING ADDITIONAL PROVISIONS WILL APPLY

Section Texas 1. GOVERNING LAW. This Agreement and each Application, and Applicant’s and your performance under this Agreement and each Application, shall be governed by and be construed in accordance with the laws of the State of Texas.

Section Texas 2. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any L/C Document may, at your sole option, be brought in (a) the courts of the State of Texas, (b) the United States District Courts in Texas, (c) the courts of Applicant’s jurisdiction of incorporation or principal office, or (d) the courts of the jurisdiction where any Beneficiary, any advising, confirming, negotiating, paying or other bank, or any other person or entity has brought any suit, action or proceeding against you with respect to any Credit or any Demand, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. The remaining provisions of Section 19 of this Agreement will apply.

Section Texas 3. CERTAIN TRI-PARTY ACCOUNTS. Applicant and you agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under, or maintained in connection with, this Agreement, any other L/C Document, or any Loan Document.

Section Texas 4. BUSINESS PURPOSE. Applicant represents and warrants that all its obligations and liabilities evidenced by the L/C Documents and the Loan Documents are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household purpose.

Section Texas 5. COMPLIANCE WITH USURY LAWS. It is Applicant’s and your intention to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in any L/C Document or in any Loan Document, in no event shall any L/C Document or any Loan Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the Maximum Rate permitted by such laws, as the same may be amended or modified from time to time. If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any L/C Document or any Loan Document or in any communication by you or any other person to Applicant or to any other person, or in the event that all or part of the principal or interest owing to you under any L/C Document or any Loan Document shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under any L/C Document or any Loan Document exceeds the Maximum Rate, then in such event it is agreed that (i) the provisions of this Section shall govern and control, (ii) neither Applicant nor any other person or entity now or hereafter liable for the payments under any L/C Document or any Loan Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate, (iii) any such excess interest which is or has been received by you, notwithstanding this Section, shall be credited against the then unpaid principal balance owing under any L/C Document or any Loan Document, or if all amounts outstanding under any L/C Document or any Loan Document have been or would be paid in full by such credit, refunded to Applicant, and (iv) the provisions of the L/C Documents and the Loan Documents, and any other communication by you or any other person to Applicant shall immediately be deemed reformed and such excess interest reduced to the Maximum Rate without the necessity of executing any other document. The right to accelerate the maturity of any amounts due under any L/C Document or any Loan Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any L/C Document or any Loan Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading, during the period of the full term of such L/C Document or such Loan Document, including, without limitation, all prior and subsequent renewals and extensions of such L/C Document or such Loan Document, all interest at any time contracted for, charged, taken, reserved or received by you. The terms of this Section shall be deemed to be incorporated into each L/C Document and each Loan Document . To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, you hereby elect to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to your right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

Section Texas 6. ALL THE L/C DOCUMENTS AND THE LOAN DOCUMENTS CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE L/C DOCUMENTS OR THE LOAN DOCUMENTS OR THE INDEBTEDNESS EVIDENCED BY THE L/C DOCUMENTS OR THE LOAN DOCUMENTS.

IF THE APPLICANT’S ADDRESS BELOW IS IN OREGON OR IF ITS HEADQUARTERS OR PRINCIPAL PLACE OF BUSINESS IS IN OREGON, THE FOLLOWING ADDITIONAL PROVISIONS WILL APPLY

Section Oregon 1. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

IF THE APPLICANT’S ADDRESS BELOW IS IN WASHINGTON OR IF ITS HEADQUARTERS OR PRINCIPAL PLACE OF BUSINESS IS IN WASHINGTON, THE FOLLOWING ADDITIONAL PROVISIONS WILL APPLY

Section Washington 1. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IF THE APPLICANT’S ADDRESS BELOW IS IN NEBRASKA OR IF ITS HEADQUARTERS OR PRINCIPAL PLACE OF BUSINESS IS IN NEBRASKA, THE FOLLOWING ADDITIONAL PROVISIONS WILL APPLY

Section Nebraska 1. ENFORCEABILITY OF WRITTEN TERMS ONLY. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

IF THE APPLICANT’S ADDRESS BELOW IS IN IOWA OR IF ITS HEADQUARTERS OR PRINCIPAL PLACE OF BUSINESS IS IN IOWA, THE FOLLOWING ADDITIONAL PROVISIONS WILL APPLY

Section Iowa 1. IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Section Iowa 2. By signing this Agreement, Applicant acknowledges receipt of a copy of this Agreement.

This Agreement is signed by Applicant’s duly authorized representative or representatives on the date specified below.

Phoenix Footwear Group, Inc.	Penobscot Shoe Company
[APPLICANT’S NAME]	[APPLICANT’S NAME]

By:	By:
Title:	Title:

H.S Trask & Company	Chambers Belt Company
[APPLICANT’S NAME]	[APPLICANT’S NAME]

By:	By:
Title:	Title:

6 of 7

Phoenix Delaware Acquisition, Inc.
[APPLICANT’S NAME]

By:
Title:

For each Applicant:

5840 El Camino Real, Suite 106 Carlsbad, CA 92008
[ADDRESS]

DATE: June 10, 2008

7 of 7